NEWS RELEASE
FOR IMMEDIATE RELEASE	Contacts:	Rob Capps, Co-CEO MIND Technology, Inc. 281-353-4475
Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY TO PRESENT IN THE
2020 MICROCAP RODEO VIRTUAL CONFERENCE

THE WOODLANDS, TX – October 8, 2020 – MIND Technology, Inc. (Nasdaq: MIND) announced that executive management will participate in the Microcap Rodeo Best Ideas Bowl virtual conference on October 13, 2020.
Management’s live presentation is scheduled for Tuesday, October 13th at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Management will also participate in one-on-one meetings with registered investors throughout the conference. The presentation will be webcast live at http://ir.mind-technology.com/events-and-presentations and a copy of the slide presentation will be available that day in the same location.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology and solutions for exploration, survey and defense applications in oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND Technology has a global presence with key operating locations in the United States, Singapore, Malaysia and the United Kingdom. Its Klein and Seamap units design, manufacture and sell specialized, high performance sonar and seismic equipment.

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